Exhibit 4.1

HORACE MANN EDUCATORS CORPORATION

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

TRUSTEE

SENIOR DEBT SECURITIES

INDENTURE

DATED AS OF November 23, 2015

CROSS REFERENCE SHEET *

Provisions of Sections 310 through 318(a) inclusive of the Trust Indenture Act of 1939, as amended, and the Indenture dated as of November 23, 2015 between Horace Mann Educators Corporation and The Bank of New York Mellon Trust Company, N.A., a national banking association, as Trustee.

Section of Act	Section of Indenture
310(a)(1), (2) and (5)	6.10
310(b)	6.10
311(a)	6.11
311(b)	6.11
312(a)	4.01
312(b)	4.02(b)
312(c)	4.02(c)
313(a)	6.06
313(b)	6.06
313(c)	6.06
313(d)	6.06
314(a)	3.04 and 4.03
314(b)	N/A
314(c)(1)	2.04 and 11.05
314(c)(2)	2.04 and 11.05
314(c)(3)	N/A
314(d)	N/A
314(e)	11.05
315(a)	6.01(b)
315(b)	6.05
315(c)	6.01(a)
315(d)	6.01(c)
315(e)	5.10
316(a)(1)(A)	7.04
316(a)(1)(B)	5.09
316(a)(2)	N/A
316(b)	5.06
316(c)	11.04
317(a)(1)	5.02
317(a)(2)	5.02
317(b)	3.02 and 3.03
318(a)	11.07

*	This cross reference sheet shall not, for any purpose, be deemed to be a part of the Indenture.

Attention should also be directed to Section 318(c) of the Trust Indenture Act of 1939, as amended, which provides that the provisions of Sections 310 through 317 of such Act are a part of and govern every qualified indenture, whether or not physically contained therein.

TABLE OF CONTENTS

(Cont’d.)

TABLE OF CONTENTS

(Cont’d.)

This INDENTURE (this “INDENTURE”), dated as of November 23, 2015 between HORACE MANN EDUCATORS CORPORATION, a Delaware corporation (the “COMPANY”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “TRUSTEE”).

RECITALS

A. The Company has duly authorized the issue from time to time of its unsecured debentures, notes or other evidences of indebtedness (the “SECURITIES”) to be issued in one or more Series.

B. All things necessary to make this Indenture a valid, legally binding indenture and agreement according to its terms have been done.

NOW, THEREFORE, in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed for the equal and ratable benefit of the Holders from time to time of the Securities or of Series thereof as follows.

ARTICLE 1.

DEFINITIONS

SECTION 1.01. Certain Terms Defined. Unless otherwise specified as contemplated by Section 2.03 for the Securities of any Series, the following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms (except as herein otherwise expressly provided or unless the context otherwise clearly requires) used in this Indenture that are defined in the Trust Indenture Act or the definitions of which in the Securities Act are referred to in the Trust Indenture Act, including terms defined therein by reference to the Securities Act, shall have the meanings assigned to such terms in the Trust Indenture Act and the Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with GAAP. The words “HEREIN”, “HEREOF” and “HEREUNDER” and other words of similar import refer to this Indenture as a whole, as supplemented and amended from time to time, and not to any particular Article, Section or other subdivision. The terms defined in this Article 1 have the meanings assigned to them in this Article 1 and include the plural as well as the singular.

“AGENT” means any registrar, Paying Agent, conversion agent, or DTC Custodian.

“APPLICABLE PROCEDURES” means, with respect to any payment, tender, redemption, conversion, transfer or exchange of or for beneficial interests in any global Security, the rules and procedures of the Depository that apply to such payment, tender, redemption, conversion, transfer or exchange.

“APPLICANTS” has the meaning specified in Section 4.02(b).

“BOARD OF DIRECTORS” means either the Board of Directors of the Company or any duly authorized committee of that Board or any duly authorized committee created by that Board.

“BUSINESS DAY”, except as may otherwise be provided in the form of Securities of any particular Series, with respect to any Place of Payment or place of publication means any day, other than a Saturday, Sunday or day on which banking institutions are authorized or required by law or executive order to close in that Place of Payment or place of publication.

“COMMISSION” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act, or if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“COMMON SHARES” means the shares of common stock, par value $0.001 per share, of the Company as they exist on the date of this Indenture, or any other shares of capital stock of the Company into which such shares shall be reclassified or changed.

“COMPANY” means the Person identified as the “Company” in the first paragraph hereof until a successor corporation shall have become such pursuant to the applicable provisions hereof, and thereafter “Company” shall mean such successor corporation.

“CORPORATE TRUST OFFICE” means the principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Indenture shall be administered, which office at the date of execution of this Indenture is located at 2 North LaSalle Street, Suite 1020, Chicago, IL 60602, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company or the principal corporate trust officer of any successor Trustee (or such other address as such successor Trustee may designate).

“COVENANT DEFEASANCE OPTION” has the meaning specified in Section 10.01(b).

“DEFAULTED INTEREST” has the meaning specified in Section 2.07.

“DEFEASANCE” means the Covenant Defeasance Option or the Legal Defeasance Option, as applicable.

“DEPOSITORY”, with respect to Securities of any Series for which the Company shall determine that such Securities will be issued as a Depository Security, means The Depository Trust Company or another clearing agency or any successor registered under the Securities Exchange Act or other applicable statute or regulation, which, in each case, shall be designated by the Company pursuant to Sections 2.03 and 2.12.

“DEPOSITORY SECURITY”, with respect to any Series of Securities, means a Security executed by the Company and authenticated and delivered by the Trustee to the Depository or pursuant to the Depository’s instruction, all in accordance with this Indenture and pursuant to a resolution of the Board of Directors or an indenture supplemental hereto as contemplated by Section 2.03, which shall be registered as to principal and interest in the name of the Depository or its nominee and shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Securities of such Series.

“DTC CUSTODIAN” means, initially, the Trustee as custodian with respect to any Depository Security or any successor entity thereto.

“ELECTRONIC MEANS” shall mean the following communications methods: S.W.I.F.T., e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“EVENT OF DEFAULT” has the meaning specified in Section 5.01.

“GAAP” means such accounting principles as are generally accepted at the time of any computation hereunder.

“GOVERNMENT OBLIGATIONS”, unless otherwise specified pursuant to Section 2.03, means securities that are (i) direct obligations of the United States government or (ii) obligations of a Person controlled or supervised by, or acting as an agency or instrumentality of, the United States government, the full and timely payment of which obligations is unconditionally guaranteed by such government, and that, in either case, are full faith and credit obligations of such government and are not callable or redeemable at the option of the issuer thereof.

“HOLDER”, “HOLDER OF SECURITIES”, “REGISTERED HOLDER”, “SECURITYHOLDER” or other similar terms mean the Person in whose name at the time a particular Security is registered in the Security register.

“INDENTURE” means this instrument as originally executed or as it may from time to time be amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of particular Series of Securities established as contemplated by Section 2.03.

“LEGAL DEFEASANCE OPTION” has the meaning specified in Section 10.01(b).

“OFFICERS’ CERTIFICATE” means a certificate signed on behalf of the Company by the chairman of the Board of Directors or the president or any vice president and by the chief financial officer, the treasurer, the controller, any assistant treasurer, the secretary or any assistant secretary of the Company and delivered to the Trustee. Each such certificate other than a certificate pursuant to Section 3.04 shall include the statements provided for in Section 11.05.

“OPINION OF COUNSEL” means a written opinion reasonably acceptable to the Trustee of legal counsel who may be an employee of or counsel to the Company. Each Opinion of Counsel shall include the statements provided for in Section 11.05, if and to the extent required hereby.

“ORIGINAL ISSUE DATE” of any Security means the date set forth as such on such Security.

“ORIGINAL ISSUE DISCOUNT SECURITY” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 5.01.

“OUTSTANDING”, when used with reference to Securities of any Series as of any particular time, subject to the provisions of Section 7.04, means all Securities of that Series authenticated and delivered under this Indenture, except:

(a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b) Securities, or portions thereof, for the payment or redemption of which the necessary funds in the required currency shall have been deposited in trust with the Trustee or with any Paying Agent other than the Company, or shall have been set aside, segregated and held in trust by the Company for the holders of such Securities if the Company shall act as its own Paying Agent, provided that if such securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice;

(c) Securities in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of Section 2.09, except with respect to any such Security as to which proof satisfactory to the Trustee and the Company is presented that such Security is held by a person in whose hands such Security is a legal, valid and binding obligation of the Company;

(d) Securities converted into Common Shares or Preferred Shares in accordance with or as contemplated by this Indenture; and

(e) Securities with respect to which the Company has effected defeasance as provided in Article 10.

“PAYING AGENT” means any Person, which may include the Company, authorized by the Company to pay the principal of or interest, if any, on any Security of any Series on behalf of the Company.

“PERSON” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“PLACE OF PAYMENT”, when used with respect to the Securities of any Series, means the place or places where the principal of and interest, if any, on the Securities of that Series are payable as specified pursuant to Section 3.02.

“PREFERRED SHARES” means any shares of capital stock issued by the Company that are entitled to a preference or priority over the Common Shares upon any distribution of the Company’s assets, whether by dividend or upon liquidation.

“PRINCIPAL” whenever used with reference to the Securities or any Security or any portion thereof shall be deemed to include “and premium, if any.”

“RECORD DATE” has the meaning specified in Section 2.07.

“RESPONSIBLE OFFICER”, when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee customarily performing functions similar to those performed by the individuals who at the time shall be such officers, respectively, and who shall have direct responsibility for the administration of this Indenture, or any other officer of the Trustee to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

“SECURITIES ACT” means the Securities Act of 1933, as amended, as in force at the date as of which this Indenture was originally executed.

“SECURITIES EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended, as in force at the date as of which this Indenture was originally executed.

“SECURITY” or “SECURITIES” has the meaning stated in the first recital of this Indenture and more particularly means any securities authenticated and delivered under this Indenture.

“SECURITY REGISTER” has the meaning specified in Section 2.08.

“SERIES” or “SERIES OF SECURITIES” means all Securities of a similar tenor authorized by a particular resolution of the Board of Directors or in one or more indentures supplemental hereto.

“SUBSIDIARY” means: (i) a corporation in which the Company and/or one or more Subsidiaries of the Company directly or indirectly owns, at the date of determination, a majority of the capital stock with voting power under ordinary circumstances to elect directors; (ii) a partnership, limited liability company, joint venture or similar entity in which the Company and/or one or more Subsidiaries of the Company directly or indirectly holds, at the date of determination, a majority interest in the equity capital or profits or other similar interests of such entity; or (iii) any other unincorporated Person in which the Company and/or one or more Subsidiaries of the Company directly or indirectly owns at the date of determination (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“TRUST INDENTURE ACT OF 1939” or “TRUST INDENTURE ACT”, except as otherwise provided in Sections 8.01 and 8.02, means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was originally executed, and as amended to the extent required by law.

“TRUSTEE” means the Person identified as the “Trustee” in the first paragraph hereof until a successor Trustee shall have become such pursuant to the applicable provisions hereof, and thereafter “Trustee” shall mean each Person who is then a Trustee hereunder. If at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any Series means the Trustee with respect to Securities of that Series.

“UNITED STATES OF AMERICA” means the United States of America, including the states and the District of Columbia, its territories, possessions, the Commonwealth of Puerto Rico and other areas subject to its jurisdiction.

“VICE PRESIDENT” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title of “vice president.”

ARTICLE 2.

SECURITIES

SECTION 2.01. Forms Generally. The Securities of each Series shall be substantially in such form, including temporary or definitive global form, as shall be established by or pursuant to a resolution of the Board of Directors and set forth in an Officers’ Certificate or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officers executing such Securities as evidenced by their execution of the Securities.

The definitive Securities may be printed or reproduced in any other manner, all as determined by the officers executing such Securities as evidenced by their execution of such Securities.

SECTION 2.02. Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication on all Securities shall be in substantially the following form:

This is one of the Securities of the Series designated herein and referred to in the within-mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

– or –

, as Trustee

By:
As
Authentication Agent

By:
Authorized Signatory

Dated:

SECTION 2.03. Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more Series. There shall be established in or pursuant to a resolution of the Board of Directors and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any Series:

(a) the title of the Securities of the Series (including CUSIP numbers), which shall distinguish the Securities of the Series from all other Securities issued by the Company;

(b) any limit upon the aggregate principal amount of the Securities of the Series that may be authenticated and delivered under this Indenture, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, other Securities of the Series pursuant to Section 2.08, 2.09, 2.11, 8.05 or 12.03;

(c) if other than 100% of their principal amount, the percentage of their principal amount at which the Securities of the Series will be offered;

(d) the date or dates on which the principal of the Securities of the Series is payable or the method of determination thereof;

(e) the rate or rates, which may be fixed or variable, or the method or methods of determination thereof, at which the Securities of the Series shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable, and the record dates for the determination of Holders to whom interest is payable;

(f) the place or places where the principal and interest, if any, on Securities of the Series shall be payable if other than as provided in Section 3.02;

(g) the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the Series may be redeemed, in whole or in part, at the option of the Company;

(h) if other than the principal amount thereof, the portion of the principal amount of Securities of the Series payable upon declaration of acceleration of the maturity thereof;

(i) the obligation, if any, of the Company to redeem, purchase or repay Securities of the Series whether pursuant to any sinking fund or analogous provisions or pursuant to other provisions set forth therein or at the option of a Holder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which Securities of the Series shall be redeemed, purchased or repaid, in whole or in part;

(j) the denominations in which Securities of the Series shall be issuable;

(k) the form of the Securities, including such legends as required by law or as the Company deems necessary or appropriate and the form of any temporary global security that may be issued;

(l) whether, and under what circumstances, the Securities of any Series shall be convertible into other securities of the Company and, if so, the terms and conditions upon which such conversion will be effected, including the initial conversion price or rate, the conversion period and other provisions in addition to or in lieu of those described herein;

(m) whether there are any authentication agents, Paying Agents, transfer agents or registrars or any other agents with respect to the Securities of such Series;

(n) whether the Securities of such Series are to be issuable in whole or in part by one or more global Securities registered in the name of a Depositary or its nominee;

(o) the ranking of the Securities of such Series as senior debt securities or subordinated debt securities;

(p) if other than U.S. dollars, the currency or currencies (including composite currencies or currency units) in which the Securities of any Series may be purchased and in which payments on the Securities of such Series will be made (which currencies may be different for payments of principal, premium or other amounts, if any, and/or interest, if any);

(q) if the Securities of any Series will be secured by any collateral, a description of the collateral and the terms and conditions of the security and realization provisions;

(r) the provisions relating to any guarantee of the Securities of any Series, including the ranking thereof;

(s) the ability, if any, to defer payments of principal, interest, or other amounts; and

(t) any other terms or conditions not inconsistent with the provisions of the Indenture.

All Securities of any one Series shall be substantially identical except as to denomination and except as otherwise may be provided in or pursuant to such resolution of the Board of Directors or in any such indenture supplemental hereto. All Securities of any one Series need not be issued at the same time, and unless otherwise provided, a Series may be reopened for issuances of additional Securities of such Series.

SECTION 2.04. Authentication and Delivery of Securities. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any Series executed by the Company to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery such Securities to or upon the written order of the Company, signed by both (a) the chairman of its Board of Directors, or its president or any vice president, and (b) its treasurer or any assistant treasurer, or its secretary or any assistant secretary. At the time of the first authentication of Securities of a Series that provides for the issuance of Securities of that Series from time to time, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be provided with and subject to Section 6.01 shall be fully protected in relying upon:

(a) a copy of any resolution or resolutions of the Board of Directors relating to such Series, in each case certified by the secretary or an assistant secretary of the Company;

(b) a supplemental indenture, if any;

(c) an Officers’ Certificate, if any, setting forth the form and terms of the Securities of such Series as required pursuant to Sections 2.01 and 2.03, respectively, and prepared in accordance with Section 11.05; and

(d) an Opinion of Counsel, prepared in accordance with Section 11.05, which shall state:

(i) that the form or forms and terms of such Securities have been established by or pursuant to a resolution of the Board of Directors or by a supplemental indenture as permitted by Sections 2.01 and 2.03 in conformity with the provisions of this Indenture; and

(ii) that such Securities have been duly authorized and, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such opinion of counsel, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section 2.04 if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under this Indenture in a manner not reasonably acceptable to the Trustee.

SECTION 2.05. Execution of Securities. The Securities shall be signed on behalf of the Company by both (a) the chairman of its Board of Directors or its president or any vice president and (b) its treasurer or any assistant treasurer or its secretary or any assistant secretary. Such signatures may be the manual or facsimile signatures of such officers. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

In case any officer of the Company who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of the Company. Any Security may be signed on behalf of the Company by such individuals as, at the actual date of the execution of such Security, shall be the proper officers of the Company, although at the date of the execution and delivery of this Indenture any such individual was not such an officer.

SECTION 2.06. Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form set forth in Section 2.02 and executed by the Trustee by the manual signature of one of its authorized signatories shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

SECTION 2.07. Denomination and Date of Securities; Payments of Interest. The Securities shall be issuable in denominations as shall be specified as contemplated by Section 2.03. In the absence of any such specification with respect to the Securities of any Series, Securities shall be issuable in denominations of $1,000 and any integral multiple thereof, and interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Securities shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the officers of the Company executing the same may determine with the approval of the Trustee as evidenced by its execution and authentication thereof.

Each Security shall be dated the date of its authentication.

Unless otherwise provided as contemplated by Section 2.03, interest on any Security that is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the person in whose name that Security (or one or more predecessor securities) is registered at the close of business on the regular record date for the payment of such interest.

The term “RECORD DATE” as used with respect to any interest payment date (except for a date for payment of defaulted interest) means the date specified as such in the terms of the Securities of any particular Series or, if no such date is so specified, the close of business on the fifteenth day preceding such interest payment date, whether or not such record date is a Business Day.

Any interest on any Security of any Series that is payable but not punctually paid or duly provided for (“DEFAULTED INTEREST”) on any interest payment date shall forthwith cease to be payable to the Registered Holder on the relevant record date by virtue of such Holder having been a Holder on such record date. Such defaulted interest may be paid by the Company, at its election in each case, as provided in clause (a) or clause (b) below:

(a) The Company may elect to make payment of any defaulted interest to the persons in whose names any such Securities (or their respective predecessor Securities) are registered at the close of business on a special record date for the payment of such defaulted interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security of such Series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee funds equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment. Such funds when deposited shall be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this clause (a). Thereupon the Trustee shall fix a special record date for the payment of such defaulted interest in respect of Securities of such Series, which shall be not more than fifteen (15) nor less than ten (10) days prior to the date of the proposed payment and not less than ten days after the receipt by the Trustee of the notice of the proposed payment. The Trustee promptly shall notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such defaulted interest and the special record date thereof to be mailed, first class postage prepaid, to each Registered Holder at his address as it appears in the Security register, not less than ten days prior to such special record date. Notice of the proposed payment of such defaulted interest and the special record date therefor having been mailed as aforesaid, such defaulted interest in respect of Securities of such Series shall be paid to the persons in whose names such Securities (or their respective predecessor Securities) are registered on such special record date and such defaulted interest shall no longer be payable pursuant to the following clause (b).

(b) The Company may make payment of any defaulted interest on the Securities of any Series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of that Series may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 2.07, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Security.

The Company shall be responsible for making calculation called for under the Securities, including but not limited to determination of redemption price, premium, if any, and any additional amounts or other amounts payable on the Notes. The Company will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders. The Company will provide a schedule of its calculations to the Trustee when requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of the Company’s calculations without independent verification.

SECTION 2.08. Registration, Registration of Transfer and Exchange. The Company will cause to be kept at each office or agency to be maintained for the purpose as provided in Section 3.02 a register or registers (the “SECURITY REGISTER”) in which, subject to such reasonable regulations as it may prescribe, the Company will provide for the registration and the registration of transfer of the Securities. The Trustee is hereby appointed Security registrar for purposes of registering, and registering transfers of, the Securities.

Upon surrender for registration of transfer of any Security of any Series at any such office or agency to be maintained for the purpose as provided in Section 3.02, the Company shall execute, and the Trustee shall authenticate and make available for delivery in the name of the transferee or transferees, a new Security or Securities of the same Series and of like tenor and containing the same terms (other than the principal amount thereof, if more than one Security is executed, authenticated and delivered with respect to any security so presented, in which case the aggregate principal amount of the executed, authenticated and delivered Securities shall equal the principal amount of the Security presented in respect thereof) and conditions.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or exchange, if so required by the Company or the Trustee, shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee, duly executed by the Holder thereof or his attorney and duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of an amount sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 2.11, 8.05 or 12.03 not involving any transfer (and other than exchanges or transfers specified as contemplated by Section 2.03).

The Company shall not be required (i) to issue, register the transfer of or exchange any Security during the 15-day period prior to the day of mailing of the relevant notice of redemption or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except, in the case of any Security to be redeemed in part, the portion thereof not redeemed.

SECTION 2.09. Mutilated, Defaced, Destroyed, Lost and Stolen Securities. Unless otherwise specified as contemplated by Section 2.03 of any Series, in case any temporary or definitive Security shall become mutilated or defaced or be destroyed, lost or stolen, the Company shall execute, and upon the written request of any officer of the Company, the Trustee shall authenticate and make available for delivery a new Security of the same Series and of like tenor and principal amount and with the same terms and conditions, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security or in lieu of and substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

Upon the issuance of any substitute Security, the Company may require the payment of an amount sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses, including the reasonable fees and expenses of the Trustee, connected therewith. In case any Security which has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Company, instead of issuing a substitute Security, may pay or authorize the payment of the same without surrender thereof except in the case of a mutilated or defaced Security. The applicant for such payment shall furnish to the Company and to the Trustee such security or indemnity as any of them may require to save each of them harmless. In every case of destruction, loss or theft, the applicant also shall furnish to the Company and the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

Every substitute Security of any Series issued pursuant to the provisions of this Section 2.09 by virtue of the fact that any Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of and shall be subject to all the limitations of rights set forth in this Indenture equally and proportionately with any and all other Securities of such Series duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies, notwithstanding any law or statute to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

SECTION 2.10. Cancellation of Securities. All Securities surrendered for payment, redemption, registration of transfer or exchange, or for credit against any payment in respect of a sinking or analogous fund, if surrendered to the Company or any agent of the Company or the Trustee shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by the provisions of this Indenture. The Company at any time may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold and all Securities so delivered shall be promptly cancelled by the Trustee. Certification of cancelled Securities shall be delivered to the Company upon request. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless the same are delivered to the Trustee for cancellation.

SECTION 2.11. Temporary Securities. Pending the preparation of definitive Securities for any Series, the Company may execute and the Trustee shall authenticate and make available for delivery temporary Securities for such Series, which may be printed, typewritten or otherwise reproduced, in each case in form reasonably acceptable to the Trustee. Temporary Securities of any Series may be issued in any authorized denomination and substantially in the form of the definitive Securities of such Series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company with the reasonable concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Company shall execute and shall furnish definitive securities of such Series and thereupon temporary Securities of such Series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Company for that purpose pursuant to Section 3.02, and the Trustee shall authenticate and make available for delivery in exchange for such temporary Securities of such Series a like aggregate principal amount of definitive Securities of the same Series of authorized denominations. Until so exchanged, the temporary Securities of any Series shall be entitled to the same benefits under this Indenture as definitive Securities of such Series.

SECTION 2.12. Securities in Global Form. If Securities of a Series are issuable in global form, as specified as contemplated by Section 2.03, then, notwithstanding the provisions of Section 2.03(j) and Section 2.07, such Security shall represent such of the Outstanding Securities of such Series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby may be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company order to be delivered to the Trustee pursuant to Section 2.04. Subject to the provisions of Section 2.04, the Trustee shall deliver and redeliver any Security in definitive global form in the manner and upon written instructions given by the Person or Persons specified therein or in the applicable Company order. If a Company order pursuant to Section 2.04 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 11.05 and need not be accompanied by an Opinion of Counsel.

Unless otherwise specified as contemplated by Section 2.03, payment of principal of and any interest on any Security in definitive global form shall be made to the Person or Persons specified therein. Neither the Trustee nor any Agent shall have responsibility for any actions taken or not taken by the Depository. The Company initially appoints the Trustee to act as DTC Custodian with respect to Securities of a Series that are issuable in global form. The Company will enter, or has already entered, into a letter of representations with the Depository in the form provided by the Depository with respect to Securities of a Series that are issuable in global form and the Trustee and each Agent are hereby authorized to act in accordance with such letter and Applicable Procedures.

Except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company and the Trustee shall treat a Person as the Holder of such principal amount of outstanding Securities represented by a definitive global Security as shall be specified in a written statement of the Holder of such definitive global Security.

If The Depository Trust Company is at any time unwilling or unable to continue as Depository or if at any time The Depository Trust Company ceases to be a clearing agency registered under the Securities Exchange Act if so required by applicable law or regulation, and, in either case, a successor Depository is not appointed within ninety (90) days, certificated Securities will be issued in exchange for the global Securities. In addition, the Company may determine, at any time and subject to the procedures of The Depository Trust Company, not to have any Securities represented by one or more global Securities, and, in such event, shall issue individual Securities in certificated form in exchange for the relevant global Securities. Beneficial interests in global Securities will also be exchangeable for individual Securities in certificated form in the event of a default or an Event of Default, upon prior written notice to the Trustee by or on behalf of The Depository Trust Company or at the written request of the owner of such beneficial interests, in each case, in accordance with the terms hereof. In any of the foregoing circumstances, an owner of a beneficial interest in a global Security shall be entitled to physical delivery of individual Securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest, and to have such Securities in certificated form registered in its name.

SECTION 2.13. CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” numbers if then generally in use and, if so, the Trustee shall use “CUSIP” numbers in notices as a convenience to Holders. Any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Securities. No such notice shall be affected by any defect in or omission of such numbers. The Company promptly will notify the Trustee of any change in the CUSIP numbers.

ARTICLE 3.

COVENANTS OF THE COMPANY

SECTION 3.01. Payment of Principal and Interest. The Company covenants and agrees for the benefit of each particular Series of Securities that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities of such Series in accordance with the terms of the Securities of such Series and this Indenture.

SECTION 3.02. Offices for Payment, Etc. So long as any of the Securities remain outstanding, the Company will maintain the following for each Series: an office or agency where the Securities may be presented for payment or conversion; where the Securities may be presented for registration of transfer and for exchange; and where notices and demands to or upon the Company in respect of the Securities or of this Indenture may be served. The Company will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. In case the Company shall fail to so designate or maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office. Unless otherwise specified pursuant to Section 2.03, the Trustee is hereby appointed Paying Agent.

SECTION 3.03. Paying Agents. Whenever the Company shall appoint a Paying Agent other than the Trustee with respect to the Securities of any Series, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 3.03:

(a) that it will hold all amounts received by it as such Paying Agent for the payment of the principal of or interest on the Securities of such Series in trust for the benefit of the Holders of the Securities of such Series and, upon the occurrence of an Event of Default and upon the written request of the Trustee, pay over all such sums received by it to the Trustee; and

(b) that it will give the Trustee notice of any failure by the Company or by any other obligor on the Securities of such Series to make any payment of the principal of or interest on the Securities of such Series when the same shall be due and payable.

On or prior to each due date of the principal of or interest on the Securities of such Series, the Company will deposit with the Paying Agent sufficient funds to pay such principal or interest so becoming due and, unless such Paying Agent is the Trustee, notify the Trustee of any failure to take such action.

If the Company shall act as its own Paying Agent with respect to the Securities of any Series, on or before each due date of the principal of or interest on the Securities of such Series it will set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such Series sufficient funds to pay such principal or interest so becoming due. The Company will promptly notify the Trustee of any failure to take such action.

At any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all Series of Securities or for any other reason, the Company may pay or cause to be paid to the Trustee all amounts held in trust for any such Series by the Company or any Paying Agent, such amounts to be held by the Trustee in trust pursuant to this Indenture.

The agreement to hold amounts in trust as provided in this Section 3.03 is subject to the provisions of Sections 10.03 and 10.04.

SECTION 3.04. Officers’ Certificate. The Company shall deliver to the Trustee, within one hundred and twenty (120) days after the end of each fiscal year, an Officers’ Certificate that need not comply with Section 11.05, one signer of which shall be the treasurer, the controller, any assistant treasurer, the secretary or any assistant secretary of the Company, indicating whether the officers signing such Officers’ Certificate on behalf of the Company know of any default with respect to the Securities of any Series that occurred during the previous year. The Company shall deliver to the Trustee, as soon as possible and in any event within thirty days after the Company become aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

SECTION 3.05. Calculation of Original Issue Discount. The Company shall file with the Trustee, within sixty (60) days after the end of each calendar year for which reporting on Form 1099 OID is required, a written notice specifying the amount of original issue discount, if any, including daily rates and accrual periods, and such other information relating to original issue discount as may be required under the Internal Revenue Code of 1986 and applicable regulations, accrued on each Series of Outstanding Securities as of the end of such year.

ARTICLE 4.

SECURITYHOLDERS’ LISTS AND REPORTS BY THE COMPANY

SECTION 4.01. Company to Furnish Trustee Information as to Names and Addresses of Securityholders. Unless otherwise contemplated by Section 2.03 for the Securities of any Series, the Company will furnish or cause to be furnished to the Trustee a list in such form as the Trustee reasonably may require of the names and addresses of the Holders of the Securities of each Series:

(a) semiannually, and not more than fifteen (15) days after each record date for the payment of interest on such Securities, as of such record date; and

(b) at such other times as the Trustee reasonably may request in writing, within thirty (30) days after receipt by the Company of any such request, such list to be as of a date not more than fifteen (15) days prior to the time such information is furnished; provided that, if the Trustee shall be the Security registrar for such Series, such list shall not be required to be furnished.

SECTION 4.02. Preservation and Disclosure of Securityholders’ Lists.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of each Series of Securities contained in the most recent list furnished to it as provided in Section 4.01 or maintained by the Trustee in its capacity as Security registrar for such Series. The Trustee may destroy any list furnished to it as provided in Section 4.01 upon receipt of a new list so furnished.

(b) In case three or more Holders of Securities of any Series (“APPLICANTS”) apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Security of such Series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities of such Series or with Holders of all Securities with respect to their rights under this Indenture or under such Securities and such application is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee, within five Business Days after the receipt of such application, at its election, either:

(i) shall afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of Section 4.02(a); or

(ii) shall inform such applicants as to the approximate number of Holders of Securities of such Series or all Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of Section 4.02(a), and as to the approximate cost of mailing to such Securityholders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford to such applicants access to such information, the Trustee, upon the written request of such applicants, shall mail to each Securityholder of such Series or all Securities, as the case may be, whose name and address appear in the information preserved at the time by the Trustee in accordance with the provisions of Section 4.02(a), a copy of the form of proxy or other communication that is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Securities of such Series or all Securities, as the case may be, or could be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of such order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met, and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Securityholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c) Each and every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with the provisions of Section 4.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under such Section 4.02(b).

SECTION 4.03. Reports by the Company. So long as any Securities are outstanding, the Company shall file with the Trustee, within fifteen (15) days after it files with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE 5.

REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF DEFAULT

SECTION 5.01. Event of Default Defined; Acceleration of Maturity; Waiver of Default. “EVENT OF DEFAULT”, with respect to Securities of any Series, means, unless otherwise specified as contemplated by Section 2.03 for the Securities of any Series, any one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) unless it is either inapplicable to a particular Series or it is specifically deleted or modified in or pursuant to the supplemental indenture or resolution of the Board of Directors establishing such Series of Securities or in the form of Security for such Series:

(a) default in the payment of any installment of interest upon any of the Securities of such Series as and when the same shall become due and payable, and continuance of such default for a period of thirty (30) days;

(b) default in the payment of all or any part of the principal of any of the Securities of such Series as and when the same shall become due and payable, either at maturity, upon any redemption or repurchase, by declaration or otherwise;

(c) default in the performance or breach of any covenant or warranty contained in the Securities of such Series or in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 5.01 specifically dealt with or which has expressly been included in this Indenture solely for the benefit of one or more Series of Securities other than that Series), and continuance of such default or breach for a period of ninety (90) days after there has been given, by registered or certified mail, or overnight air courier guaranteeing next day delivery, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that Series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(d) the Company (i) pursuant to or within the meaning of any bankruptcy law commences a voluntary case, consents to the entry of an order for relief against it in an involuntary case, consents to the appointment of a custodian of it or for any substantial part of its property, or makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency; or (ii) a court of competent jurisdiction enters an order or decree under any bankruptcy law that is for relief against the Company in an involuntary case, appoints a custodian of the Company or for any substantial part of its property, or orders the winding up or liquidation of the Company or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for ninety (90) days; or;

(e) any other Event of Default (including Events of Default replacing or supplementing the foregoing) provided with respect to Securities of such Series in the supplemental indenture or resolution of the Board of Directors establishing such Series.

If an Event of Default occurs under clause (d) above with respect to the Company, the principal of and interest on all the Securities of such Series shall become immediately due and payable without any declaration on or other act on the part of the Trustee or any Securityholders of the Series.

Unless otherwise specified as contemplated by Section 2.03 for the Securities of any Series, if an Event of Default (other than an Event of Default occurring as a result of clause (d)) with respect to the Securities of any Series shall have occurred and be continuing, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of such Series then Outstanding by notice to the Company (and to the Trustee if given by Holders), may declare the principal amount of all the Securities of such Series and accrued and unpaid interest thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. This provision, however, is subject to the condition that if at any time after the principal of the Securities of such Series shall have been so declared due and payable, and before any judgment or decree for the payment of the amounts due shall have been obtained or entered as hereinafter provided, the Company shall have paid or deposited with the Trustee sufficient funds to pay all matured installments of interest, if any, upon all the Securities of such Series and the principal of the Securities of such Series that shall have become due other than by such acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, upon overdue installments of interest, at the rate borne by the Securities of such Series to the date of such payment or deposit), all amounts owing to Trustee have been paid, and all other defaults under this Indenture, other than the nonpayment of the principal of Securities of such Series that shall have become due by such acceleration, shall have been remedied, then and in every such case the Holders of a majority in aggregate principal amount at maturity of the Securities of such Series then Outstanding, by written notice to the Company and to the Trustee for the Securities of such Series, may waive all defaults and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

Subject to the provisions of Article 6, in case an Event of Default with respect to the Securities of any Series shall occur and be continuing, the Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it hereby at the request or direction of any Securityholder of such Series, unless such Holder shall have offered to such Trustee security or indemnity satisfactory to it.

Additional terms and conditions with respect to the rights of Securityholders of the Securities of a particular Series (including as to rights to rescind an acceleration of the payment of principal and interest) and the rights and obligations of the Trustee, in each case, in connection with a default or Event of Default, may be specified as contemplated by Section 2.03 for the Securities of any Series.

SECTION 5.02. Collection of Indebtedness by Trustee; Trustee May Prove Debt. If the Company shall fail to pay any installment of interest on any of the Securities of any Series when such interest shall have become due and payable, and such default shall have continued for a period of thirty (30) days or shall fail to pay the principal of any of the Securities of any Series when the same shall have become due and payable, whether upon maturity of the Securities of such Series or upon any redemption or by declaration or otherwise, then upon demand of the Trustee for the Securities of such Series, the Company will pay to the Trustee for the Securities of such Series for the benefit of the Holders of the Securities of such Series the whole amount that then shall have become due and payable on all Securities of such Series for principal of or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest specified in the Securities of such Series) and such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to and expenses incurred by the Trustee and each predecessor Trustee and their respective agents, attorneys and counsel.

Until such demand is made by the Trustee, the Company may pay the principal of and interest on the Securities of any Series to the persons entitled thereto, whether or not the principal of and interest on the Securities of such Series are overdue.

If the Company shall fail to pay such amounts upon such demand, the Trustee for the Securities of such Series, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the amounts so due and unpaid. In any such case, the Trustee may prosecute any such action or proceedings to judgment or final decree and may enforce any such judgment or final decree against the Company or other obligor upon such Securities and collect in the manner provided by law out of the property of the Company or other obligor upon such Securities, wherever situated, the amounts adjudged or decreed to be payable.

If (i) there shall be pending proceedings relative to the Company or any other obligor upon the Securities under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, (ii) a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or its property or such other obligor or (iii) any other comparable judicial proceedings relative to the Company or other obligor under the Securities of any Series, or to the creditors or property of the Company or such other obligor, shall be pending, and irrespective of whether the principal of any Securities shall then be due and payable or whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.02, the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise:

(a) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Securities of any Series and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to, and expenses incurred by, the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel) and of the Securityholders allowed in any judicial proceedings relative to the Company or other obligor upon all Securities of any Series, or to the creditors or property of the Company or such other obligor; and

(b) to collect and receive any funds or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Trustee for the Securities of such Series, and, in the event that such Trustee shall consent to the making of payments directly to the Securityholders, to pay to such Trustee such amounts as shall be sufficient to cover reasonable compensation to and expenses incurred by such Trustee, each predecessor Trustee and their respective agents, attorneys and counsel and all other amounts due to such Trustee or any predecessor Trustee pursuant to Section 6.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any Series or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

All rights of action and of asserting claims under this Indenture or under any of the Securities may be enforced by the Trustee for the Securities of such Series without the possession of any of the Securities of such Series or the production thereof at any trial or other proceedings relative thereto. Any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust. Any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities in respect of which such action was taken.

In any proceedings brought by the Trustee for the Securities of such Series, the Trustee shall be held to represent all the Holders of the Securities in respect of which such action was taken, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings.

SECTION 5.03. Application of Proceeds. Any money or property collected by the Trustee for the Securities of such Series pursuant to this Article 5 in respect of the Securities of any Series shall be applied in the following order at the date or dates fixed by such Trustee and, in case of the distribution of such amounts on account of principal or interest, upon presentation of the several Securities in respect of which amounts have been collected and stamping or otherwise noting thereon the payment, or issuing Securities of such Series in reduced principal amounts in exchange for the presented Securities of like Series if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the payment of costs and expenses applicable to such Series in respect of which amounts have been collected, including reasonable compensation to and expenses incurred by the Trustee and each predecessor Trustee and their respective agents and attorneys and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 6.07;

SECOND: To the payment of the amounts then due and unpaid for principal of and interest on the Securities of such Series in respect of which amounts have been collected, such payments to be made ratably to the persons entitled thereto, without discrimination or preference, according to the amounts then due and payable on such Securities and any such debt for principal and interest; and

THIRD: To the payment of the remainder, if any, to the Company.

SECTION 5.04. Restoration of Rights on Abandonment of Proceedings. If the Trustee for the Securities of any Series shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, the Company and the Trustee, subject to the determination in any such proceeding, shall be restored to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

SECTION 5.05. Limitations on Suits by Securityholders. No Holder of any Security of any Series shall have any right, by virtue or by availing of any provision of this Indenture, to institute any action or proceeding at law or in equity or in bankruptcy or otherwise with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof and the Holders of not less than 25% in aggregate principal amount of the Securities of such Series then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee indemnity satisfactory to it as it may require, against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by Holders of a majority in principal amount of the Securities of such Series then Outstanding; it being understood and intended, and being expressly covenanted by the Holder of every Security with every other Holder of a Security and the Trustee, that no one or more Holders of Securities of any Series shall have any right in any manner whatever, by virtue or by availing of any provision of this Indenture, to affect, disturb or prejudice the rights of any other such Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of the applicable Series.

SECTION 5.06. Unconditional Right of Securityholders to Institute Certain Suits. Notwithstanding any provision in this Indenture and any provision of any Security, the right of any Holder of any Security of such Series to receive payment of the principal of and (subject to Section 2.07) interest on such Security at the respective rates, in the respective amount on or after the respective due dates expressed in such Security of such Series, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 5.07. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Sections 2.09 and 5.05, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy, to the extent permitted by law, shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustee or of any Securityholder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein. Subject to Section 5.05, every power and remedy given by this Indenture or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or the Securityholders.

SECTION 5.08. Control by Securityholders. The Holders of a majority in aggregate principal amount of the Securities of each Series affected at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred by this Indenture on the Trustee with respect to the Securities of such Series. The Trustee shall have the right to decline to follow any such direction if (i) such direction shall conflict with law or the provisions of this Indenture or any indenture supplemental hereto, (ii) the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or (iii) the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities of all Series so affected not joining in the giving of said direction, it being understood that the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

SECTION 5.09. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities of such Series at the time Outstanding, on behalf of the Holders of all the Securities of such Series, may waive any past default hereunder or its consequences, except a default in the payment of the principal of or interest on any of the Securities of such Series.

Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 5.10. Right of Court to Require Filing of Undertaking to Pay Costs. Any court in its discretion may require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit. Any such court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. The provisions of this Section 5.10 shall not apply, however, to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders of any Series holding in the aggregate more than 10% in aggregate principal amount of the Securities of such Series or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on any Security on or after the due date expressed in such Security.

SECTION 5.11. Suits for Enforcement. If an Event of Default has occurred, has not been waived and is continuing, the Trustee in its discretion may proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee may deem necessary to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

ARTICLE 6.

CONCERNING THE TRUSTEE

SECTION 6.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing with respect to the Securities of any Series, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default with respect to the Securities of any Series:

(i) the Trustee need perform only those duties that are specifically set forth in this Indenture and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph (c) does not limit the effect of paragraph (b) of this Section 6.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.08.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 6.01, whether or not expressly provided.

(e) No provision of this Indenture shall require the Trustee to extend or risk its own funds or incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such expenses, risk or liability is not reasonably assured to it.

(f) Amounts held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any amounts received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 6.02. Rights of Trustee.

(a) The Trustee may conclusively rely on, and shall be fully protected in acting or refraining from acting upon, any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, or to establish matters, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c) Subject to the provisions of Section 6.01(c), the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(d) Before the Trustee acts or refrains from acting, the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel.

(e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, Officers’ Certificate or other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each affected Series; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation, in the opinion of the Trustee, is not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding.

(h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(i) The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company, except as otherwise set forth herein, but the Trustee may require of the Company full information and advice as to facts or matters or the performance of the covenants, conditions and agreements contained herein and shall be entitled in connection herewith to examine the books, records and premises of the Company at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(j) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful misconduct.

(k) The Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer has actual knowledge thereof or is specifically notified in writing at the Corporate Trust Office of the Trustee of such Event of Default by the Company or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of each affected Series and such notice references the Securities and this Indenture.

(l) In no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(m) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each custodian and other Person employed to act hereunder.

(n) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(o) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company order and any resolution of the Board of Directors may be sufficiently evidenced by a board resolution.

(p) In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (for purposes of this Section 6.02(p), “Applicable Law”) that a foreign financial institution, or issuer, trustee, paying agent, holder or other institution is or has agreed to be subject to related to this Indenture, the Company agrees (i) to provide to the Trustee sufficient information about Holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) that is reasonably requested in writing and in the Company’s possession (or, to the extent not in the Company’s possession, can be obtained through commercially reasonable efforts of the Company) so the Trustee can determine whether it has tax related obligations under Applicable Law, except to the extent that providing such information to the Trustee would result in a violation of any applicable law, rule or regulation (inclusive of directives, guidelines and interpretations promulgated by competent authorities) or would require the consent, authorization, approval or waiver of a Person who is not a party to this Indenture or an affiliate of a party to this Indenture and such consent, authorization, approval or waiver cannot be obtained through commercially reasonable efforts of the Company, and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability. The terms of this Section 6.02(p) shall survive the termination of this Indenture.

SECTION 6.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 6.10 and 6.11.

SECTION 6.04. Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities. The Trustee shall not be accountable for the Company’s use of the proceeds from the Securities and shall not be responsible for any statement in any registration statement for the Securities filed with the Commission under the Securities Act (other than its Statement of Eligibility on Form T-1) or in this Indenture (other than its eligibility under Section 6.10) or the Securities (other than its certificate of authentication).

SECTION 6.05. Notice of Defaults. If a default or Event of Default occurs and is continuing with respect to the Securities of any Series and is known to the Trustee, the Trustee shall mail to each Securityholder of the Series notice of such default within ninety (90) days after such default or Event of Default occurs. Except in the case of a default in payment of principal of, premium, if any, or interest on the Securities of any Series, including payments pursuant to the redemption provisions of the Securities of such Series, the Trustee may withhold notice if and so long as a committee of its Responsible Officers in good faith determines that withholding such notice is in the interests of Securityholders of such Series.

SECTION 6.06. Reports by Trustee to Holders. Within sixty (60) days after each March 15 beginning with the March 15 following the date of this Indenture, the Trustee shall mail to each Securityholder of any Series and each other Person specified in Section 313(c) of the Trust Indenture Act a brief report dated as of such March 15 that complies with Section 313(a) of the Trust Indenture Act to the extent required thereby. The Trustee also shall comply with Section 313(b) of the Trust Indenture Act.

The Trustee will file a copy of each report, at the time of its mailing to Securityholders of any Series, with the Commission and each securities exchange on which the Securities of any Series are listed. The Company promptly will notify the Trustee whenever the Securities of any Series become listed on any securities exchange and of any delisting thereof.

SECTION 6.07. Compensation and Indemnity. The Company:

(a) will pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed to in writing between the Company and the Trustee for all services rendered by it hereunder, which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust;

(b) will reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture, including the reasonable compensation and expenses of its agents and counsel, except to the extent any such compensation or expense may be attributable to its negligence or willful misconduct; and

(c) will indemnify the Trustee for, and to hold it harmless against, any loss, claim, damage, liability or expense arising out of or in connection with the acceptance or administration of this Indenture or the exercise of its rights and powers or the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its rights, powers or duties hereunder, except to the extent that any such loss, liability or expense may be attributable to its negligence or willful misconduct.

As security for the performance of the Company’s obligations under this Section 6.07, the Trustee shall have a lien prior to the Securities on all funds or property held or collected by the Trustee, except for those funds that are held in trust to pay the principal of or interest, if any, on particular Securities.

“Trustee” for purpose of this Section 6.07 includes any predecessor trustee; provided that the negligence or willful misconduct of any Trustee shall not be attributable to any other Trustee.

The Company’s payment obligations pursuant to this Section 6.07 shall constitute additional indebtedness hereunder and shall survive the discharge of this Indenture and the resignation or removal of the Trustee in accordance with the terms hereof. When the Trustee incurs expenses after the occurrence of a default specified in Sections 5.01(d) and (e), such expenses, including reasonable fees and expenses of counsel, are intended to constitute expenses of administration under bankruptcy law.

SECTION 6.08. Replacement of Trustee. The Trustee may resign at any time with respect to Securities of one or more Series by so notifying the Company upon 30 days’ notice. No such resignation, however, shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 6.08. The Holders of a majority in aggregate principal amount of the Outstanding Securities of any Series may upon 30 days’ notice remove the Trustee with respect to such Series by so notifying the Trustee and the Company. The Company shall remove the Trustee upon 30 days’ notice if:

(a) the Trustee fails to comply with Section 6.10;

(b) the Trustee is adjudged bankrupt or insolvent;

(c) a receiver or public officer takes charge of the Trustee or its property; or

(d) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, with respect to the Securities of one or more Series, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee with respect to the Securities of such Series.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture with respect to the Securities of such Series. The successor Trustee shall mail a notice of its succession to Securityholders so affected. The retiring Trustee shall promptly transfer all funds and property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 6.07.

If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Outstanding Securities of each affected Series may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 6.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

In the case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee upon payment of its charges and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of this Indenture by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on the request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates.

SECTION 6.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into or transfers all or substantially all its corporate trust business or assets to another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

SECTION 6.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a)(1) of the Trust Indenture Act. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Neither the Company nor any person directly or indirectly controlling, controlled by or under common control with the Company shall serve as Trustee hereunder. The Trustee shall comply with Section 310(b) of the Trust Indenture Act.

SECTION 6.11. Preferential Collection of Claims Against Company. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

ARTICLE 7.

CONCERNING THE SECURITYHOLDERS

SECTION 7.01. Evidence of Action Taken by Securityholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Securityholders of any or all Series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Securityholders in person or by agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and, subject to Sections 6.01 and 6.02, conclusive in favor of the Trustee and the Company, if made in the manner provided in this Article 7.

(b) The ownership of Securities shall be proved by the Security register.

SECTION 7.02. Proof of Execution of Instruments. Subject to Sections 6.01 and 6.02, the execution of any instrument by a Securityholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.

SECTION 7.03. Holders to Be Treated as Owners. The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the person in whose name any Security shall be registered upon the Security register for such Series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and interest on such Security and for all other purposes. Neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary. All payments made to any such person, or upon his order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for amounts payable upon any such Security.

SECTION 7.04. Securities Owned by Company Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any or all Series have concurred in any direction, consent or waiver under this Indenture, Securities that are owned by the Company or any other obligor on the Securities with respect to which such determination is being made, or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities with respect to which such determination is being made, shall be disregarded and deemed not to be Outstanding for the purpose of any such determination. For the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Securities that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities.

SECTION 7.05. Right of Revocation of Action Taken. At any time prior to the evidencing to the Trustee, as provided in Section 7.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any Series specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the

Holders of which have consented to such action, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article 7, may revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any Series specified in this Indenture in connection with such action shall be binding upon the Company, the Trustee and the Holders of all the Securities affected by such action. This section 7.05 shall apply unless otherwise specified as contemplated by Section 2.03 for the Securities of any Series.

ARTICLE 8.

SUPPLEMENTAL INDENTURES

SECTION 8.01. Supplemental Indentures Without Consent of Securityholders. The Company, when authorized by a resolution of its Board of Directors, and the Trustee for the Securities of any Series from time to time and at any time may enter into an indenture or indentures supplemental hereto, which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof, in form satisfactory to such Trustee, for one or more of the following purposes:

(a) cure any ambiguity, omission, defect or inconsistency in the Indenture or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture;

(b) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article 9, or comply with Section 13.07;

(c) to convey, transfer, assign, mortgage or pledge any property or assets to the Trustee as security for the Securities of one or more Series;

(d) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the Holders of Securities of any Series and, if such additional covenants are to be for the benefit of less than all the Series of Securities, stating that such covenants are being added solely for the benefit of such Series;

(e) to establish the form or terms of Securities of any Series as permitted by Sections 2.01 and 2.03;

(f) to make any changes to comply with the Trust Indenture Act, or any amendment thereto, or to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act; or

(g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of this Indenture by more than one Trustee, pursuant to the requirements of Section 6.08.

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 8.01 may be executed without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 8.02.

SECTION 8.02. Supplemental Indentures with Consent of Securityholders. Except as otherwise specified as contemplated by Section 2.03 for the Securities of any Series, with the consent (evidenced as provided in Article 7) of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each Series affected by such supplemental indenture, the Company, when authorized by a resolution of its Board of Directors, and the Trustee for such Series of Securities, from time to time and at any time, may enter into an indenture or indentures supplemental hereto, which shall conform to the provisions of the Trust Indenture Act as in force at the date of execution thereof, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such Series. Except as otherwise specified as contemplated by Section 2.03 for the Securities of any Series, no such supplemental indenture, however, shall without the consent of each affected Securityholder of Securities of such Series:

(a) extend the final maturity date of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption or repurchase thereof, change the time at which the Securities of any Series may be redeemed, or impair or affect the right of any Securityholder to institute suit for payment thereof or, if the Securities provide therefor, affect any right of repayment at the option of the Securityholder; or

(b) reduce the aforesaid percentage of Securities of any Series, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Security so affected; or

(c) reduce the amount of principal payable upon acceleration of the maturity date of any Original Issue Discount Security.

Upon the request of the Company, accompanied by a copy of a resolution of the Board of Directors certified by the secretary or an assistant secretary of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee for such Series of Securities of evidence of the consent of the Securityholders as aforesaid and other documents, if any, required by Section 7.01, the Trustee for such Series of Securities shall join with the Company in the execution of such supplemental indenture. If such supplemental indenture affects such Trustee’s own rights, duties or immunities under this Indenture or otherwise, such Trustee in its discretion may, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Securityholders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 8.02, the Company shall give notice in the manner and to the extent provided in Section 11.04 to the Holders of Securities of each Series affected thereby at their addresses as they shall appear on the Security register, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.

SECTION 8.03. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of Securities of each Series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 8.04. Documents to Be Given to Trustee. The Trustee, subject to the provisions of Sections 6.01 and 6.02, shall be provided with an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article 8 complies with the applicable provisions of this Indenture.

SECTION 8.05. Notation on Securities in Respect of Supplemental Indentures. Securities of any Series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 8 may bear, upon the direction of the Company, a notation in form satisfactory to the Trustee for the Securities of such Series as to any matter provided for by such supplemental indenture. If the Company or the Trustee shall so determine, new Securities of any Series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Outstanding Securities of such Series.

ARTICLE 9.

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

SECTION 9.01. Company May Consolidate, Etc. on Certain Terms. Unless otherwise specified as contemplated by Section 2.03 for the Securities of any Series, the Company may consolidate with or merge with or into, or sell, convey or lease all or substantially all of its assets to, any other corporation; provided that in any such case:

(a) either the Company shall be the continuing corporation, or the successor corporation shall be organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of and interest on all the Securities, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and

(b) the Company or such successor corporation, as the case may be, shall not be in material default immediately after such consolidation, merger, sale, conveyance or lease in the performance or observance of any such covenant or condition.

SECTION 9.02. Successor Corporation Substituted. In case of any such consolidation, merger, sale, lease or conveyance, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein. Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession any or all of the Securities issuable hereunder that shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture, the Trustee shall authenticate and shall make available for delivery any Securities that shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, lease or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

In the event of any such sale or conveyance the Company (or any successor corporation which shall theretofore have become such in the manner described in this Article 9) shall be discharged from all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.

The provisions of this Section 9.02 shall apply except as otherwise specified as contemplated by Section 2.03 for the Securities of any Series.

SECTION 9.03. Opinion of Counsel to Trustee. The Trustee, subject to the provisions of Sections 6.01 and 6.02, shall receive an Opinion of Counsel, prepared in accordance with Section 11.05, as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption complies with the applicable provisions of this Indenture.

ARTICLE 10.

SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE; UNCLAIMED FUNDS

SECTION 10.01. Satisfaction and Discharge of Indenture. Unless otherwise specified as contemplated by Section 2.03 for the Securities of any Series:

(a) When (i) all Outstanding Securities of a Series (other than Securities of such Series replaced or paid pursuant to Section 2.08) have been canceled or delivered to the Trustee for cancellation or (ii) all Outstanding Securities of such Series have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption in connection with a redemption of a Series of Securities, or will become due and payable within one year, and the Company irrevocably deposits with the Trustee funds in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which opinion shall only be required to be delivered if U.S. Government Obligations have been so deposited), to pay the principal of and interest and on the outstanding Securities when due at maturity or upon redemption of, including interest thereon to maturity or such redemption date (other than Securities of such Series replaced or paid pursuant to Section 2.08), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 10.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

(b) Subject to Sections 10.01(c) and 10.02, the Company at any time may terminate (i) all of its obligations under the Securities of such Series and this Indenture (“legal defeasance option”) or (ii) its obligations under Article 3 of this Indenture and Section 4.03 (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option for such Series.

If the Company exercises its legal defeasance option with respect to Securities of a Series, payment of the Securities of such Series may not be accelerated because of an Event of Default.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c) Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.08, 2.09 and 6.07, and in this Article 10 shall survive until the Securities of such Series have been paid in full. Thereafter, the Company’s obligations in Sections 6.07 and 10.05 and the Trustee’s obligations under Section 10.04 shall survive such satisfaction and discharge.

SECTION 10.02. Conditions to Defeasance. Unless otherwise specified as contemplated by Section 2.03 for the Securities of any Series, the Company may exercise its legal defeasance option or its covenant defeasance option only if:

(a) the Company irrevocably deposits in trust with the Trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which opinion shall only be require to be delivered if U.S. Government Obligations have been so deposited), to pay the principal of, and premium (if any) and interest on the Securities of such Series when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date;

(b) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of such Series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(c) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(d) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, which Opinion of Counsel may be subject to customary assumptions and exclusions, each stating that all conditions precedent relating to the defeasance have been complied with.

SECTION 10.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 10. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities of such Series, but such funds need not be segregated from other funds except to the extent required by law.

SECTION 10.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon written request any money or U.S. Government Obligations held by it as provided in this Article which, in the written opinion of nationally recognized firm of independent public accountants delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest or that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors, and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

SECTION 10.05. Indemnity for Government Obligations. Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest or that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors, and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

SECTION 10.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 10 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities of such Series shall be revived and reinstated as though no deposit had occurred pursuant to this Article 10 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 10; provided, however, that, if the Company has made any payment of principal of or interest on, any Securities of such Series because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 11.

MISCELLANEOUS PROVISIONS

SECTION 11.01. Incorporators, Shareholders, Officers and Directors of Company Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any Security shall be had against any incorporator as such or against any past, present or future shareholder, officer or director of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities. This Section 11.01 shall apply unless otherwise specified as contemplated by Section 2.03 for the Securities of any Series.

SECTION 11.02. Provisions of Indenture for the Sole Benefit of Parties and Securityholders. Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any Person, firm or corporation, other than the parties hereto, any Paying Agent and their successors hereunder and the Holders of the Securities any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities.

SECTION 11.03. Successors and Assigns of Company Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 11.04. Notices and Demands on Company, Trustee and Securityholders. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on the Company may be given or served by being deposited postage prepaid, first-class mail or overnight air courier guaranteeing next day delivery (except as otherwise specifically provided herein) addressed (until another address of the Company is filed by the Company with the Trustee) to Horace Mann Educators Corporation, 1 Horace Mann Plaza, Springfield, IL 62715-0001, Attention: Corporate Secretary. Any notice, direction, request or demand by the Company or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed by first-class mail, postage prepaid to such Holders as their names and addresses appear in the Security register within the time prescribed. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Company and Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be reasonably acceptable to the Trustee shall be deemed to be a sufficient giving of such notice.

In the case of global Securities, notices shall be sent to the Depository or its nominees (or any successors), as the Holders thereof, and the Depository shall communication such notices to the Depository participants in accordance with its standard procedures.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Corporation shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Corporation whenever a person is to be added or deleted from the listing. If the Corporation elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Corporation understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Corporation shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Corporation and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Corporation. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions. The Corporation agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Corporation; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

The record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture may be determined as provided for in Trust Indenture Act Section 316(c).

SECTION 11.05. Officers’ Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that the person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters or information with respect to which is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer or officers of the Company, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

SECTION 11.06. Payments Due on Saturdays, Sundays and Holidays. Unless otherwise specified in a Security, if the date of maturity of interest on or principal of the Securities of any Series or the date fixed for redemption, repurchase or repayment of any such Security shall not be a Business Day, payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

SECTION 11.07. Conflict of Any Provision of Indenture with Trust Indenture Act. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required by the Trust Indenture Act, such required provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 11.08. New York Law to Govern. This Indenture and each Security will be governed by and construed in accordance with the laws of the State of New York.

SECTION 11.09. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 11.10. Effect of Headings; Gender. The Article and Section headings herein, the Trust Indenture Act Cross Reference Sheet and the Table of Contents are for convenience only and shall not affect the construction hereof. The use of the masculine, feminine or neuter gender herein shall not limit in any way the applicability of any term or provision hereof.

SECTION 11.11. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 11.12. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 11.13. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

SECTION 11.14. U.S.A. Patriot Act. The Company acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

ARTICLE 12.

REDEMPTION OF SECURITIES AND SINKING FUNDS

SECTION 12.01. Applicability of Article. The provisions of this Article 12 shall be applicable to the Securities of any Series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a Series except as otherwise specified as contemplated by Section 2.03 for Securities of such Series.

SECTION 12.02. Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of Securities of any Series required to be redeemed or to be redeemed as a whole or in part at the option of the Company shall be given by giving notice of such redemption as provided in Section 11.04, at least fifteen (15) days and not more than 45 days prior to the date fixed for redemption to such Holders of Securities of such Series. Failure to give notice by mail, or any defect in the notice to the Holder of any Security of a Series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such Series.

The notice of redemption to each such Holder shall specify the date fixed for redemption, the “CUSIP” number or numbers for such Securities, the redemption price (or manner of calculation if not then known), the Place of Payment or Places of Payment, that payment will be made upon presentation and surrender of such Securities, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest accrued to the date fixed for redemption will be paid as specified in such notice, that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue and, if applicable, that a Holder of Securities who desires to convert Securities for redemption must satisfy the requirements for conversion contained in such Securities, the then existing conversion price or rate and the date and time when the option to convert shall expire. If less than all of the Securities of any Series are to be redeemed, the notice of redemption shall specify the numbers of the Securities of such Series to be redeemed. In case any Security of a Series is to be redeemed in part, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such Series in principal amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of Securities of any Series to be redeemed at the option of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company. If such notice is to be given by the Trustee, the Company shall provide notice of such redemption to the Trustee at least 45 days prior to the date fixed for redemption (unless a shorter notice shall be satisfactory to the Trustee). If such notice is given by the Company, the Company shall provide a copy of such notice given to the Holders of such redemption to the Trustee at least three Business Days prior to the date such notice is given to such Holders, but in any event at least fifteen (15) days prior to the date fixed for redemption (unless a shorter notice shall be satisfactory to the Trustee).

Unless otherwise specified pursuant to Section 2.03, not later than the redemption date specified in the notice of redemption given as provided in this Section 12.02, the Company will have on deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 3.03) funds available on such date (or other forms of property, if permitted by the terms of the Securities of such Series) sufficient to redeem on the redemption date all the Securities of such Series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If less than all the Outstanding Securities of a Series are to be redeemed, the Company will deliver to the Trustee at least 45 days prior to the date fixed for redemption an Officers’ Certificate stating the aggregate principal amount of Securities to be redeemed (unless a shorter notice shall be satisfactory to the Trustee).

If less than all the Securities of a Series are to be redeemed, and the Securities of such series are in global form, the particular Securities to be redeemed shall be selected in accordance with Applicable Procedures. If the Securities of such series are not in global form, the Trustee shall select, in such manner as it shall deem appropriate and fair, Securities of such Series to be redeemed in whole or in part and the Trustee shall promptly notify the Company in writing of the Securities of such Series selected for redemption and, in the case of any Securities of such Series selected for partial redemption, the principal amount thereof to be redeemed. However, if less than all the Securities of any Series with differing issue dates, interest rates and stated maturities are to be redeemed, the Company in its sole discretion shall select the particular securities to be redeemed and shall notify the Trustee in writing thereof at least 45 days prior to the relevant redemption date (unless a shorter notice shall be satisfactory to the Trustee). Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities of such Series or any multiple thereof. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any Series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

This section 12.02 shall apply unless otherwise specified as contemplated by Section 2.03 for the Securities of any Series.

SECTION 12.03. Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue. Except as provided in Sections 6.01 and 10.04, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a Place of Payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption. If for any Securities the date fixed for redemption is a regular interest payment date, payment of interest becoming due on such date shall be payable to the Holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Section 2.07.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest borne by the Security.

Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to or on the order of the Holder thereof, or cause to be issued by book entry, at the expense of the Company, a new Security or Securities, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

This section 12.03 shall apply unless otherwise specified as contemplated by Section 2.03 for the Securities of any Series.

SECTION 12.04. Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Company and delivered to the Trustee at least thirty (30) days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by, either (a) the Company or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

SECTION 12.05. Mandatory and Optional Sinking Funds. The minimum amount of any sinking fund payment provided for by the terms of Securities of any Series is referred to as a “MANDATORY SINKING FUND PAYMENT”, and any payment in excess of such minimum amount provided for by the terms of Securities of any Series is referred to as an “OPTIONAL SINKING FUND PAYMENT”. The date on which a sinking fund payment is to be made is referred to as the “SINKING FUND PAYMENT DATE”.

In lieu of providing funds for all or any part of any mandatory sinking fund payment with respect to any Series of Securities, the Company at its option:

(a) may deliver to the Trustee securities of such Series theretofore purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by the Company or receive credit for Securities of such Series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Company and delivered to the Trustee for cancellation pursuant to Section 2.10;

(b) may receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section 12.05; or

(c) may receive credit for Securities of such Series (not previously so credited) redeemed by the Company through any optional redemption provision contained in the terms of such Series.

Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Securities.

On or before the forty-fifth day next preceding each sinking fund payment date for any Series of Securities, the Company will deliver to the Trustee a written statement (which need not contain the statements required by Section 11.05) signed by an authorized officer of the Company which will:

(a) specify the portion of the mandatory sinking fund payment to be satisfied by delivery of funds, except as otherwise specified pursuant to Section 2.03 for the Securities of such Series, and the portion to be satisfied by delivery or credit of Securities of such Series;

(b) state that none of the Securities of such Series for which credit is sought has theretofore been so credited;

(c) state that no defaults in the payment of interest or Events of Default with respect to such Series have occurred (which have not been waived or cured) and are continuing;

(d) state whether or not the Company intends to exercise its right to make an optional sinking fund payment with respect to such Series and, if so, specifying the amount of such optional sinking fund payment which the Company intends to pay on or before the next succeeding sinking fund payment date; and

(e) specify such sinking fund payment date.

Any Securities of such Series to be credited and required to be delivered on the Trustee in order for the Company to be entitled to credit therefor that have not previously been delivered to the Trustee shall be delivered for cancellation pursuant to Section 2.10 to the Trustee with such written statement. Such written statement shall be irrevocable. Upon its receipt by the Trustee the Company shall become unconditionally obligated to make all the payments, if any, therein referred to on or before the next succeeding sinking fund payment date. Failure of the Company, on or before any such forty-fifth day, to deliver such written statement and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Company (i) that the mandatory sinking fund payment for such Series due on the next succeeding sinking fund payment date shall be paid entirely in funds without the option to deliver or credit Securities of such Series in respect thereof and (ii) that the Company will make no optional sinking fund payment with respect to such Series as provided in this Section 12.05.

If the sinking fund payment or payments (mandatory or optional or both) to be made in funds on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in funds shall exceed $100,000 (or a lesser amount if the Company shall so request) with respect to the Securities of any particular Series, such funds shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such Series at the sinking fund redemption price together with accrued interest to the date fixed for redemption. If such amount shall be $100,000 or less and the Company makes no such request then it shall be carried over until an amount in excess of $100,000 is available. The Trustee shall select, in the manner provided in Section 12.02 and giving effect to any exclusions required pursuant to Section 12.04, for redemption on such sinking fund payment date a sufficient principal amount of Securities of such Series to absorb, as nearly as may be possible, such funds and shall inform the Company of the serial numbers of the Securities of such Series (or portions thereof) so selected. The Trustee, in the name and at the expense of the Company, shall cause notice of redemption of the Securities of such Series to be given in substantially the manner provided in Section 12.02 for the redemption of Securities of such Series. The amount of any sinking fund payments not so applied or allocated to the redemption of Securities of such Series shall be added to the next sinking fund payment for such Series and, together with such payment, shall be applied in accordance with the provisions of this Section 12.05. Any and all sinking fund amounts held on the stated maturity date of the Securities of any particular Series (or earlier, if such maturity is accelerated) that are not held for the payment or redemption of particular Securities of such Series shall be applied, together with other amounts, if necessary, sufficient for the purpose, to the payment of the principal of, and interest on, the Securities of such Series at maturity.

Unless otherwise specified pursuant to Section 2.03, not later than the sinking fund payment date, the Company shall have paid to the Trustee or shall otherwise provide funds available on such date for the payment of all principal and interest accrued to the date fixed for redemption on Securities to be redeemed on such sinking fund payment date.

The Trustee shall not redeem or cause to be redeemed any Securities of a Series with sinking fund amounts or mail or publish any notice of redemption of Securities for such Series by operation of the sinking fund during the continuance of a default in payment of interest on such Securities or of any Event of Default except that, where the mailing or publication of notice of redemption of any Securities previously shall have been made, the Trustee shall redeem or cause to be redeemed such Securities; provided that it shall have received from the Company amounts sufficient for such redemption. Except as aforesaid, any amounts in the sinking fund for such Series at the time when any such default or Event of Default shall occur, and any amounts thereafter paid into the sinking fund, during the continuance of such default or Event of Default, shall be deemed to have been collected under Article 5 and held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in Section 5.09 or the default cured on or before the sixtieth day preceding the sinking fund payment date in any year, such amounts thereafter shall be applied on the next succeeding sinking fund payment date in accordance with this Section 12.05 to the redemption of such Securities.

SECTION 12.06. Repayment at the Option of the Holders. Securities of any Series that are repayable at the option of the Holders before their stated maturity shall be repaid in accordance with the terms of the Securities of such Series.

The repayment of any principal amount of Securities pursuant to such option of the Holder to require repayment of Securities before their stated maturity, for purposes of Section 10.01, shall not operate as a payment, redemption or satisfaction of the indebtedness represented by such Securities unless and until the Company, at its option, shall deliver or surrender the same to the Trustee with a direction that such Securities be cancelled.

SECTION 12.07. Conversion Arrangement on Call for Redemption. In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Trustee or the Paying Agent in trust for the Holders of Securities, on or before 10:00 a.m. New York time on the redemption date, an amount not less than the redemption price, together with interest, if any, accrued to the redemption date of such Securities, in immediately available funds. Notwithstanding anything to the contrary contained in this Article 12, the obligation of the Company to pay the redemption price of such Securities, including all accrued interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof, at the option of the Company, may be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the last day on which such Securities called for redemption may be converted in accordance with this Indenture and the terms of such Securities, subject to payment to the Trustee or Paying Agent of the above-described amount. The Trustee or the Paying Agent shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it in the same manner as it would pay funds deposited with it by the Company for the redemption of Securities. Without the Trustee’s and the Paying Agent’s prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee and the Paying Agent as set forth in this Indenture. The Company agrees to indemnify the Trustee and each Agent from, and hold them harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the reasonable costs and expenses incurred by the Trustee and each Agent in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of their powers, duties, responsibilities or obligations under this Indenture.

ARTICLE 13.

CONVERSION OF SECURITIES

SECTION 13.01. Applicability of Article. Securities of any Series that are convertible into Common Shares at the option of the Holder of such Securities shall be convertible in accordance with their terms and, unless otherwise specified as contemplated by Section 2.03 for the Securities of any Series, in accordance with this Article 13. Each reference in this Article 13 to “a Security” or “the Securities” refers to the Securities of the particular Series that is convertible into Common Shares. If more than one Series of Securities with conversion privileges are Outstanding at any time, the provisions of this Article 13 shall be applied separately to each such Series.

SECTION 13.02. Right of Holders to Convert Securities into Common Shares. Subject to the provisions of Section 12.07 and this Article 13, at the option of the Holder thereof, any Security of any Series that is convertible into Common Shares, or any portion of the principal amount thereof which is $1,000 or any integral multiple of $1,000, may be converted into duly authorized, validly issued, fully paid and nonassessable Common Shares at any time during the period specified in the Securities of such Series, or in case such Security or portion thereof shall have been called for redemption, then in respect of such Security or portion thereof until (unless the Company shall default in payment due upon the redemption thereof) the close of business on the redemption date (except that in the case of repayment at the option of the Holder, if specified in the terms of the relevant Security, such right shall terminate upon the Company’s receipt of written notice of the exercise of such option), as specified in such Security, at the conversion price or conversion rate for each $1,000 principal amount of Securities (such initial conversion rate reflecting an initial conversion price specified in such Security) in effect on the conversion date, or, in case an adjustment in the conversion price has taken place pursuant to the provisions of this Article 13, then at the applicable conversion price as so adjusted, upon surrender of the Security or Securities, the principal amount of which is so to be converted, to the Company at any time during usual business hours at the office or agency to be maintained by it in accordance with the provisions of Section 3.02, accompanied by a written notice of election to convert as provided in Section 13.03. If the Holder requests that the Common Shares be registered in a name other than that of the Holder, such notice also shall be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and/or the Trustee, as applicable, duly executed by the Holder thereof or his attorney duly authorized in writing. All Securities surrendered for conversion shall, if surrendered to the Company or any conversion agent, be delivered to the Trustee for cancellation and cancelled by it, or shall, if surrendered to the Trustee, be cancelled by it, as provided in Section 2.10.

The initial conversion price or conversion rate in respect of a Series of Securities shall be as specified in the Securities of such Series. The conversion price or conversion rate will be subject to adjustment on the terms set forth in Section 13.05 or such other or different terms, if any, as may be specified by Section 2.03 for Securities of such Series. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of any portion of such Security.

SECTION 13.03. Issuance of Common Shares on Conversions. As promptly as practicable after the surrender, as herein provided, of any Security or Securities for conversion into Common Shares, the Company shall deliver or cause to be delivered at the office or agency to be maintained by it in accordance with the provisions of Section 3.02 to or upon the written order of the Holder of the Security or Securities so surrendered a certificate or certificates representing the number of duly authorized, validly issued, fully paid and nonassessable Common Shares into which such Security or Securities may be converted in accordance with the terms thereof and the provisions of this Article 13. Prior to delivery of such certificate or certificates, the Company shall require written notice at its said office or agency from the Holder of the Security or Securities so surrendered stating that the Holder irrevocably elects to convert such Security or Securities, or, if less than the entire principal amount thereof is to be converted, stating the portion thereof to be converted. Such notice shall also state the name or names (with address and social security or other taxpayer identification number) in which said certificate or certificates are to be issued. Such conversion shall be deemed to have been made at the time that such Security or Securities shall have been surrendered for conversion and such notice shall have been received by the Company or the Trustee and such conversion shall be at the conversion price in effect at such time. The rights of the Holder of such Security or Securities as a Holder shall cease at such time, and the Person or Persons entitled to receive the Common Shares upon conversion of such Security or Securities shall be treated for all purposes as having become either record holder or holders of such Common Shares at such time. In the case of any Security of any Series that is converted in part only, upon such conversion the Company shall execute and, upon the Company’s request and at the Company’s expense, the Trustee or an authenticating agent shall authenticate and deliver to the Holder thereof, or transfer by book entry, as requested by such Holder, a new Security or Securities of such Series of authorized denominations in aggregate principal amount equal to the unconverted portion of such Security.

If the last day on which such Security may be converted is not a Business Day in a place where the conversion agent for that Security is located, such Security may be surrendered to that conversion agent on the next succeeding day that is a Business Day.

The Company shall not be required to deliver certificates for Common Shares upon conversion while its stock transfer books are closed for a meeting of shareholders or for the payment of dividends or for any other purpose, but certificates for Common Shares shall be delivered as soon as the stock transfer books shall again be opened.

SECTION 13.04. No Payment or Adjustment for Interest or Dividends. Unless otherwise specified as contemplated by Section 2.03 for Securities of such Series, Securities surrendered for conversion into Common Shares during the period from the close of business on any regular record date or special record date next preceding any interest payment date to the opening of business on such interest payment date (except Securities called for redemption on a redemption date within such period) when surrendered for conversion must be accompanied by payment (by certified or official bank check to the order of the Company payable in clearing house funds at the location where the Securities are surrendered) of an amount equal to the interest thereon which the Holder is entitled to receive on such interest payment date. Payment of interest shall be made, on such interest payment date or such other payment date (as set forth in Section 2.07), as the case may be, to the Holder of the Securities as of such regular record date or special record date, as applicable. Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest on converted Securities will be payable by the Company on any interest payment date subsequent to the date of conversion. No other payment or adjustment for interest or dividends is to be made upon conversion. Notwithstanding the foregoing, upon conversion of any Original Issue Discount Security, the fixed number of Common Shares into which such Security is convertible delivered by the Company to the Holder thereof shall be applied, first, to the portion attributable to the accrued original issue discount relating to the period from the date of issuance to the date of conversion of such Security, and, second, to the portion attributable to the balance of the principal amount of such Security.

SECTION 13.05. Adjustment of Conversion Price. Unless otherwise specified as contemplated by Section 2.03 for Securities of such Series, the conversion price for Securities convertible into Common Shares shall be adjusted from time to time by the Company as follows:

(a) If the Company shall (x) pay a dividend or make a distribution on Common Shares in Common Shares, (y) subdivide the outstanding Common Shares into a greater number of shares or (z) combine the outstanding Common Shares into a smaller number of shares, the conversion price for the Securities of such Series shall be adjusted so that the Holder of any such Security thereafter surrendered for conversion shall be entitled to receive the number of Common Shares that such Holder would have owned or have been entitled to receive after the happening of any of the events described above had such Security been converted immediately prior to the record date in the case of a dividend or the effective date in the case of subdivision or combination. An adjustment made pursuant to this Section 13.05(a) shall become effective immediately after the record date in the case of a dividend, except as provided in Section 13.05(h), and shall become effective immediately after the effective date in the case of a subdivision or combination.

(b) If the Company shall issue rights or warrants to all holders of Common Shares entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Shares at a price per share less than the current market price per share of Common Shares (as defined for purposes of this Section 13.05(b) in Section 13.05(e)), at the record date for the determination of shareholders entitled to receive such rights or warrants, the conversion price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares so offered would purchase at such current market price, and the denominator of which shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares receivable upon exercise of such rights or warrants. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately, except as provided in Section 13.05(h), after such record date. In determining whether any rights or warrants entitle the Holders of the Securities of such Series to subscribe for or purchase Common Shares at less than such current market price, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received by the Company for such rights or warrants plus the exercise price thereof, the value of such consideration or exercise price, as the case may be, if other than cash, to be determined by the Board of Directors.

(c) If the Company shall distribute to all holders of Common Shares any shares of capital stock of the Company (other than Common Shares) or evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of the Company) or rights or warrants to subscribe for or purchase any of its securities (excluding those rights or warrants referred to in Section 13.05(b)) (any of the foregoing being herein in this Section 13.05(c) called the “SPECIAL SECURITIES”), the conversion price shall be adjusted as provided in the next sentence unless the Company elects to reserve such Special Securities for distribution to the Holders of Securities of such Series upon the conversion so that any such Holder converting such Securities will receive upon such conversion, in addition to the Common Shares to which such Holder is entitled, the amount and kind of Special Securities which such Holder would have received if such Holder had, immediately prior to the record date for the distribution of the Special Securities, converted Securities into Common Shares. The conversion price, as adjusted, shall equal the price determined by multiplying the conversion price in effect immediately prior to such record date by a fraction the numerator of which shall be the current market price per share (as defined for purposes of this Section 13.05(c) in Section 13.05(e)) of Common Shares on the record date mentioned above less the then fair market value (as determined by the Board of Directors, whose determination shall, if made in good faith, be conclusive) of the portion of the Special Securities so distributed applicable to one Common Share, and the denominator of which shall be the current market price per Common Shares (as defined in Section 13.05(e)). In the event the then fair market value (as so determined) of the portion of the Special Securities so distributed applicable to one Common Share is equal to or greater than the current market price per Common Share (as defined in Section 13.05(e)) on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Securities of such Series shall have the right to receive the amount and kind of Special Securities such holder would have received had he converted such Securities immediately prior to the record date for the distribution of the Special Securities. Such adjustment shall become effective immediately, except as provided in Section 13.05(h), after the record date for the determination of shareholders entitled to receive such distribution.

(d) If, pursuant to Section 13.05(b) or 13.05(c), the conversion price shall have been adjusted because the Company has declared a dividend, or made a distribution, on the outstanding Common Shares in the form of any right or warrant to purchase securities of the Company, or the Company has issued any such right or warrant, then, upon the expiration of any such unexercised right or unexercised warrant, the conversion price shall forthwith be adjusted to equal the conversion price that would have applied had such right or warrant never been declared, distributed or issued.

(e) For the purpose of any computation under Section 13.05(b), the current market price per Common Share on any date shall be deemed to be the average of the reported last sales prices for the thirty (30) consecutive Trading Days (as defined below) commencing 45 Trading Days before the date in question. For the purpose of any computation under Section 13.05(c), the current market price per Common Share on any date shall be deemed to be the average of the reported last sales prices for the ten consecutive Trading Days before the date in question. The reported last sales price for each day (whether for purposes of Section 13.05(b) or 13.05(c)) shall be the reported last sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if the Common Shares are not quoted on the Nasdaq National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as furnished by any New York Stock Exchange member firm regularly making a market in the Common Shares selected for such purpose by the Board of Directors or, if no such quotations are available, the fair market value of the Common Shares as determined by a New York Stock Exchange member firm regularly making a market in the Common Shares selected for such purpose by the Board of Directors. As used herein, the term “TRADING DAY” with respect to the Common Shares means (x) if the Common Shares are listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business, (y) if the Common Shares are quoted on the Nasdaq National Market, a day on which trades may be made on the Nasdaq National Market or (z) otherwise, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(f) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price. Any adjustments that by reason of this Section 13.05(f) are not required to be made, however, shall be carried forward and taken into account in any subsequent adjustment. Any adjustment required to be made in accordance with the provisions of this Article 13 shall be made not later than such time as may be required in order to preserve the tax free nature of a distribution to the holders of Common Shares. All calculations under this Article 13 shall be made to the nearest cent or to the nearest one-one hundredth of a share, as the case may be, with one-half cent and one-two hundredth of a share, respectively, being rounded upward. The Company shall be entitled to make such reductions in the conversion price, in addition to those required by this Section 13.05, as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights or warrants to purchase stock or securities or distribution of other assets (other than cash dividends) made by the Company to its shareholders shall not be taxable.

(g) Whenever the conversion price is adjusted, the Company shall file with the Trustee, at the Corporate Trust Office of the Trustee, and with the office or agency maintained by the Company for the conversion of Securities of such Series pursuant to Section 3.02, an Officers’ Certificate, setting forth the conversion price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment. Neither the Trustee nor any conversion agent shall be under any duty or responsibility with respect to any such certificate or any facts or computations set forth therein, except to exhibit said certificate from time to time to any Holder of a Security of such Series desiring to inspect the same. The Company shall promptly cause a notice setting forth the adjusted conversion price to be mailed to the Holders of Securities of such Series, as their names and addresses appear upon the Security register.

(h) In any case in which this Section 13.05 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (y) issuing to the Holder of any Security of such Series converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (z) paying to such holder any amount in cash in lieu of any fractional Common Shares pursuant to Section 13.06.

SECTION 13.06. No Fractional Shares to Be Issued. No fractional Common Shares shall be issued upon any conversion of Securities. If more than one Security of any Series shall be surrendered for conversion at one time by the same Holder, the number of full Common Shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities of such Series (or specified portions thereof to the extent permitted hereby) so surrendered. Instead of a fraction of a Common Share which would otherwise be issuable upon conversion of any Security or Securities (or specified portions thereof), the Company shall pay a cash adjustment (computed to the nearest cent, with one-half cent being rounded upward) in respect of such fraction of a share in an amount equal to the same fractional interest of the reported last sales price (as defined in Section 13.05(e)) of the Common Shares on the Trading Day (as defined in Section 13.05(e)) next preceding the day of conversion.

SECTION 13.07. Preservation of Conversion Rights upon Consolidation, Merger, Sale or Conveyance. In case of any consolidation of the Company with, or merger of the Company into, any other corporation (other than a consolidation or merger in which the Company is the surviving corporation), or in the case of any sale or transfer of all or substantially all of the assets of the Company, the corporation formed by such consolidation or the corporation into which the Company shall have been merged or the corporation which shall have acquired such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture in accordance with the provisions of Articles 8 and 9 as they relate to supplemental indentures, providing that the Holder of each Outstanding Security that was convertible into Common Shares shall have the right thereafter to convert such Security into the kind and amount of shares of stock and other securities and property, including cash, receivable upon such consolidation, merger, sale or transfer by a holder of the number of Common Shares into which such Securities might have been converted immediately prior to such consolidation, merger, sale or transfer. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 13. Neither the Trustee nor any conversion agent shall have any liability or responsibility for determining the correctness of any provision contained in any such supplemental indenture relating either to the kind or amount of shares of stock or other securities or property receivable by Holders of the Securities upon the conversion of their Securities after any such consolidation, merger, sale or transfer, or to any adjustment to be made with respect thereto and, subject to the provisions of Section 315 of the Trust Indenture Act, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Officers’ Certificate with respect thereto and an Opinion of Counsel with respect to legal matters related thereto. If in the case of any such consolidation, merger, sale or transfer, the stock or other securities and property receivable by a Holder of the Securities includes stock or other securities and property of a corporation other than the successor or purchasing corporation, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary. The above provisions of this Section 13.07 shall similarly apply to successive consolidations, mergers, sales or transfers.

SECTION 13.08. Notice to Holders of the Securities of a Series Prior to Taking Certain Types of Action. With respect to the Securities of any Series, in case:

(a) the Company shall authorize the issuance to all holders of Common Shares of rights or warrants to subscribe for or purchase shares of its capital stock or of any other right;

(b) the Company shall authorize the distribution to all holders of Common Shares of evidences of indebtedness or assets (except for cash dividends or distributions paid from retained earnings of the Company);

(c) of any subdivision or combination of Common Shares or of any consolidation or merger to which the Company is a party and for which approval by the shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; the Company shall cause to be filed with the Trustee and at the office or agency maintained for the purpose of conversion of Securities of such Series pursuant to Section 3.02, and shall cause to be mailed to the Holders of Securities of such Series at their last addresses as they shall appear on the Security register, at least ten days prior to the applicable record date hereinafter specified, a notice stating (i) the date as of which the holders of Common Shares to be entitled to receive any such rights, warrants or distribution are to be determined, or (ii) the date on which any such subdivision, combination, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or other action is expected to become effective, and the date as of which it is expected that holders of record of Common Shares shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such subdivision, combination, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or other action. The failure to give the notice required by this Section 13.08 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, subdivision, combination, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or other action, or the vote upon any of the foregoing.

SECTION 13.09. Covenant to Reserve Shares for Issuance on Conversion of Securities. The Company at all times will reserve and keep available out of each class of its authorized Common Shares, free from preemptive rights, solely for the purpose of issue upon conversion of Securities of any Series as herein provided, such number of Common Shares as shall then be issuable upon the conversion of all Outstanding Securities of such Series. The Company covenants that all Common Shares which shall be so issuable, when issued or delivered, shall be duly and validly issued Common Shares into which Securities of such Series are convertible, and shall be fully paid and nonassessable, free of all liens and charges and not subject to preemptive rights and that, upon conversion, the appropriate capital stock accounts of the Company will be duly credited.

SECTION 13.10. Compliance with Governmental Requirements. If any Common Shares required to be reserved for purposes of conversion of Securities hereunder require registration or listing with or approval of any governmental authority under any Federal or State law, pursuant to the Securities Act or the Securities Exchange Act or any national or regional securities exchange on which the Common Shares are listed at the time of delivery of any Common Shares, the Company will use its best efforts to cause such shares to be duly registered, listed or approved, as the case may be, before such shares may be issued upon conversion.

SECTION 13.11. Payment of Taxes upon Certificates for Shares Issued upon Conversion. The issuance of certificates for Common Shares upon the conversion of Securities shall be made without charge to the converting Holders for any tax (including documentary and stamp taxes) in respect of the issuance and delivery of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the Holders of the Securities converted. The Company, however, shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder of the Security converted, and the Company shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

SECTION 13.12. Trustee’s Duties with Respect to Conversion Provisions. The Trustee and any conversion agent shall have no duty to any Holder to determine whether any facts exist that may require any adjustment of the conversion rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, in making the same. Neither the Trustee nor any conversion agent shall be accountable with respect to the registration under securities laws, listing, validity or value (or the kind or amount) of any Common Shares, or of any other securities or property, that at any time may be issued or delivered upon the conversion of any Security, and neither the Trustee nor any conversion agent makes any representation with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to make any payment or to issue, transfer or deliver any Common Shares or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion. The Trustee and any conversion agent, subject to the provisions of Section 315 of the Trust Indenture Act, shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Article 13.

SECTION 13.13. Conversion of Securities into Preferred Shares or Other Securities. Notwithstanding anything to the contrary in this Article 13, the Company may issue Securities that are convertible into Preferred Shares or other securities of the Company, including Preferred Shares convertible into Common Shares, in which case all terms and conditions relating to the conversion of Securities into Preferred Shares or other securities, including any terms similar to those provided in Sections 13.01 through 13.12, shall be as provided in or pursuant to an appropriate resolution of the Board of Directors or in any indenture supplemental hereto or as otherwise contemplated by Section 2.03.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the day and year first above written.

HORACE MANN EDUCATORS CORPORATION

By:	/s/ Dwayne D. Hallman
	Name:	Dwayne D. Hallman
	Title:	Chief Financial Officer and Executive Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A, as Trustee

By:	/s/ Lawrence M. Kusch
	Name:	Lawrence M. Kusch
	Title:	Vice President

[Signature Page to the Indenture]